UNITED STATESSECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

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KANGE CORP.

(Exact name of registrant as specified in its charter)

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Nevada	333-194055	EIN 33-1230169
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2770 S. Maryland Pkwy. # 302

Las Vegas, Nevada, 89109

(Address of Principal Executive Offices) (Zip Code)

702 731 3535

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 24, 2015, on act by consent of shareholders, Mr. Victor Stepanov is nominated to be Director.

Effective July 24, 2015, Mr. Victor Stepanov has resigned as the Treasurer of the Company.

Effective July 24, 2015, on act by consent of shareholders, Ms. Elena Trinidad is nominated to be Treasurer of the Company.

Effective July 24, 2015, on act by consent of shareholders, Mr. Vassili Oxenuk was removed as Director and Chairman of the Board. Mr. Oxenuk acted as a Director andChairman of the Board since June 16, 2015.

Effective July 24, 2015, on act by consent of shareholders, Ms. Zarina Mamyrkulova was removed as Corporate Secretary. Ms. Mamyrkulova acted as Corporate Secretary from June 16, 2015.

Effective July 24, 2015, on act by consent of shareholders, Mr. Victor Stepanov was appointed as Corporate Secretary.

Mr. Oxenuk’s  and Ms. Mamyrkulova dismissal was not due to, and was not caused by, in whole or in part, to any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise.

Effective July 24, 2015, Dr. Arthur Malone, Mr. Michael Johnson, Mr. Russ Reagan, and Mr. James Lantiegne have resigned as directors of the company. They acted as directors from July 7, 2015.

Dr. Malone’s, Mr. Johnson’s, Mr Reagan’s, and Mr. Lantiegne’s resignationwas not due to, and was not caused by, in whole or in part, to any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANGE CORP.
By: /s/ Victor Stepanov
Date: July 24, 2015 Title: President, , Chief Executive Officer and Treasurer